UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 3, 2008

STERLING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington	0-20800	91-1572822
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
111 North Wall Street, Spokane, Washington 99201
(Address of principal executive offices) (Zip Code)
(509) 458-3711
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On December 5, 2008, Sterling Financial Corporation (“Sterling”) entered into a Letter Agreement, which incorporates by reference the Securities Purchase Agreement — Standard Terms (together, the “Purchase Agreement”), with the United States Department of the Treasury (“Treasury”), pursuant to which Sterling issued and sold to the Treasury (i) 303,000 shares of Sterling’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, (the “Preferred Stock”) and (ii) a warrant (the “Warrant”) to purchase 6,437,677 shares of Sterling’s common stock, par value $1.00 per share (the “Common Stock”), for an aggregate purchase price of $303 million. The description of the Purchase Agreement contained herein is a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement attached as Exhibit 10.1 hereto, which is incorporated herein by reference.
     The Preferred Stock will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 5% per annum for the first five years, and 9% per annum thereafter. Sterling may not redeem the Preferred Stock during the first three years following the investment by Treasury, except with the proceeds from a “Qualified Equity Offering” (as defined in the Articles of Amendment described in Item 5.03 and attached as Exhibit 3.1 hereto). After three years, Sterling may, at its option, redeem the Preferred Stock at the issue price, plus accrued and unpaid dividends. The Preferred Stock is generally non-voting. The description of the Preferred Stock contained herein is a summary and is qualified in its entirety by reference to the full text of the Articles of Amendment, which are attached as Exhibit 3.1 hereto and incorporated herein by reference.
     The Warrant has a 10-year term and is immediately exercisable upon its issuance, with an initial per share exercise price of $7.06. The Warrant provides for the adjustment of the exercise price and the number of shares of Common Stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of Common Stock, and upon certain issuances of Common Stock at or below a specified price relative to the initial exercise price. If Sterling receives aggregate gross cash proceeds of not less than $303 million from Qualified Equity Offerings on or prior to December 31, 2009, the number of shares of Common Stock issuable pursuant to Treasury’s exercise of the Warrant will be reduced by one half of the original number of shares, taking into account all adjustments, underlying the Warrant. Pursuant to the Purchase Agreement, Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant. During the term of the Warrant, if at any time the shares of Common Stock of Sterling are no longer listed or admitted to trading on a national securities exchange (other than in connection with certain business combinations), the Treasury may cause Sterling to exchange all or a portion of the Warrant for another economic interest of Sterling (determined by the Treasury in consultation with Sterling) classified as permanent equity under U.S. GAAP with an equivalent fair market value. The description of the Warrant contained herein is a summary and is qualified in its entirety by reference to the full text of the Warrant Certificate, which is attached as Exhibit 4.2 hereto and incorporated herein by reference.
     The Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). Upon the request of Treasury at any time, Sterling has agreed to promptly enter into a deposit arrangement pursuant to which the Preferred Stock may be deposited and depositary shares (“Depositary Shares”), representing fractional shares of Preferred Stock, may be issued. Sterling has agreed to register the Preferred Stock, the Warrant, the shares of Common Stock underlying the Warrant (the “Warrant Shares”) and Depositary Shares, if any, as soon as practicable after the date of the issuance of the Preferred Stock and the Warrant. Neither the Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that Treasury may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of the redemption of 100% of the shares of Preferred Stock and December 31, 2009.
     In the Purchase Agreement, Sterling agreed that, until such time as Treasury ceases to own any debt or equity securities of Sterling acquired pursuant to the Purchase Agreement, Sterling will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008 (the “EESA”) as implemented by any guidance or regulation under the EESA that has been issued and is in effect as of the date of issuance of the Preferred Stock and the Warrant, and has agreed not to adopt any benefit plans with respect to, or that cover, its senior executive officers that do not comply with the EESA, and the applicable executives have consented to the foregoing. To that effect, on December 4, 2008, each of the following senior executive officers entered into an employment agreement amendment (each, an “Amendment” and together, the “Amendments”): Harold B. Gilkey, Sterling’s President, Chief Executive Officer and Chairman of

the Board, Heidi B. Stanley, President and Chief Executive Officer of Sterling’s wholly-owned subsidiary Sterling Savings Bank (“SSB”), Daniel G. Byrne, Sterling’s Executive Vice President, Chief Financial Officer, J. Gregory Seibly, Chief Production Executive of SSB, and Donn C. Costa, Executive Vice President of Sterling’s wholly-owned subsidiary Golf Savings Bank (each, an “Executive”). Pursuant to the terms of the Amendments, each Executive has agreed that (1) if such Executive becomes entitled to payments and equity acceleration that would constitute a “parachute payment” under Section 280G of the Internal Revenue Code, such payments and equity acceleration shall be reduced so that the Executive does not receive a parachute payment; (2) Sterling shall be entitled to the return of, and Executive agrees to return, any bonus or incentive compensation paid to the Executive that is based on statements of earnings, gains, or other criteria that are later proven to be materially inaccurate; and (3) none of the incentives under the employment agreement, as amended, provide the Executive with any incentives to take unnecessary and excessive risks that threaten the value of Sterling. The description of the Amendments contained herein is a summary and is qualified in its entirety by reference to the full text of the form of Amendment, which is attached as Exhibit 10.2 hereto and incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     The information set forth under Item 1.01 is incorporated by reference into this Item 3.02.
     The issuance and sale of the Preferred Stock and the Warrant is exempt from registration pursuant to Section 4(2) of the Securities Act. Sterling has not engaged in general solicitation or advertising with regard to the issuance and sale of such securities and has not offered securities to the public in connection with this issuance and sale.
Item 3.03 Material Modification to Rights of Security Holders.
     Pursuant to the terms of the Purchase Agreement, upon issuance of the Preferred Stock, the ability of Sterling to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of its Junior Stock (as defined below) and Parity Stock (as defined below) will be subject to restrictions, including a restriction against increasing dividends from Sterling’s last quarterly cash dividend of $0.10 per share declared on the Common Stock prior to October 14, 2008. The redemption, purchase or other acquisition of trust preferred securities of Sterling or its affiliates also will be restricted. These restrictions will terminate on the earlier of (a) the third anniversary of the date of issuance of the Preferred Stock and (b) the date on which the Preferred Stock has been redeemed in whole or Treasury has transferred all of the Preferred Stock to third parties.
     In addition, pursuant to the Articles of Amendment described in Item 5.03 below, the ability of Sterling to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Junior Stock and Parity Stock will be subject to restrictions in the event that Sterling fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on its Preferred Stock.
     “Junior Stock” means the Common Stock and any other class or series of stock of Sterling the terms of which expressly provide that it ranks junior to the Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of Sterling. “Parity Stock” means any class or series of stock of Sterling the terms of which do not expressly provide that such class or series will rank senior or junior to the Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of Sterling (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The information concerning executive compensation set forth under Item 1.01 is incorporated by reference into this Item 5.02.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Sterling has filed Articles of Amendment (the “Articles of Amendment”) with the Washington Secretary of State for the purpose of amending its Restated Articles of Incorporation to fix the designations, preferences, limitations and relative rights of the Preferred Stock. The Articles of Amendment became effective as of December 3, 2008. The information concerning the Articles of Amendment set forth under Item 1.01 is incorporated by reference into this Item 5.03 and is qualified in its entirety by reference to the full text of the Articles of Amendment, which are attached as Exhibit 3.1 hereto and incorporated herein by reference.
Item 8.01 Other Events.
     On December 5, 2008, Sterling issued a press release announcing the closing of the transaction described in Item 1.01. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

3.1	Articles of Amendment for the Preferred Stock.

4.1	Form of Certificate for the Preferred Stock.

4.2	Warrant for Purchase of Shares of Common Stock.

10.1	Letter Agreement, dated December 5, 2008, between Sterling and United States Department of the Treasury.

10.2	Form of employment agreement amendment, dated December 4, 2008.

99.1	Sterling Financial Corporation press release.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STERLING FINANCIAL CORPORATION
(Registrant)

December 5, 2008 Date	By:	/s/ Daniel G. Byrne Daniel G. Byrne
Executive Vice President, Assistant Secretary and
Principal Financial Officer